Exhibit 10.14

PROMISSORY NOTE

$5,000,000	August 17, 2012

FOR VALUE RECEIVED, the undersigned, CSCC PROPERTY HOLDINGS, LLC, a Georgia limited liability company, and CSCC NURSING, LLC, a Georgia limited liability company (collectively, the “Maker”), hereby jointly and severally promise to pay to the order of CONTEMPORARY HEALTHCARE SENIOR LIEN FUND I, L.P., a Delaware limited partnership (hereinafter, together with any subsequent holder of this Note, the “Holder”) at its main office in the Borough of Shrewsbury, New Jersey, or at such other address as the Holder may, from time to time, designate in writing, the principal sum of Five Million and No/100 Dollars ($5,000,000.00) (the “Loan”), together with interest thereon, such principal and interest to be payable as follows:

A.                                    On the date hereof, Maker shall pay to Holder a payment of interest in the amount of $22,430.56.

B.                                    On September 20, 2012, and on the twentieth day of each successive calendar month thereafter until July 20, 2015, Maker shall pay to Holder an installment of interest at the Note Rate on the principal amount of this Note (such payments under paragraphs A and B being hereinafter referred to as the “Installment Payments”) or such greater amount pursuant to the terms of this Note. The Installment Payments are set forth on an amortization schedule attached to the Loan Agreement (as defined below) as Schedule 2.4(a). Borrower acknowledges receipt and review of both Schedule 2.4(a) of the Loan Agreement and the electronic version of Schedule 2.4(a), which electronic version, among other things, sets forth the formulas and other calculations employed to create such amortization table.

D.                                    On August 20, 2015 (the “Maturity Date”), if not sooner prepaid, Maker shall pay to Holder, without demand, the outstanding principal balance of this Note, together with all accrued and unpaid interest, as such Maturity Date may be extended as provided for herein.

The Installment Payments are based upon an interest rate of eight and one-half percent per annum (8.50%) (the “Note Rate”).

Each payment received shall be applied in the following order:

(1)                                 First, to accrued and unpaid interest at the Note Rate as part of the Installment Payments; and

(3)                                 Second, to other principal amounts outstanding, subject to payment of any prepayment premium as defined in and due pursuant to the Loan Agreement.

Reference to the Loan Agreement between Maker and Holder of even date herewith, as the same may hereafter be amended (as so amended, the “Loan Agreement”) is hereby made for a statement of the rights of Holder and the obligations of Maker, which Loan Agreement is incorporated herein by this reference, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Maker to pay the principal and interest of this Note when due. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

Interest on the outstanding principal balance of the Loan shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed and dividing the product so obtained by 360. Interest for partial period payments will be calculated by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual days elapsed, and dividing the product so obtained by 360.

The principal and interest shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment.  Maker may prepay the outstanding principal balance of this Note, or any part thereof, only in accordance with the terms and conditions of the Loan Agreement.

This Note is secured and guaranteed by the Loan Documents, including but not limited to the Mortgage, the Assignment of Lease and Rents, the Security Agreement and the Collateral.

The principal sum evidenced by this Note, together with accrued interest, shall become immediately due and payable at the option of the Holder upon the occurrence of any Event of Default under the terms of the Loan Agreement, which such “Events of Default” are incorporated herein by reference as if set forth in full herein.

Notwithstanding other remedies available to the Holder, if any payment due hereunder is not made on or before the tenth (10th) day after such payment became due, Maker, in addition to the amount in default, will also pay to Holder a late charge equal to five percent (5%) of the payment which is in default, but not more than the maximum amount permitted by applicable law.  Notwithstanding other remedies available to the Holder, if any payment due hereunder is not made on or before the thirtieth (30th) day after such payment became due, Maker, in addition to the amount in default, will also pay to Holder a total late charge equal to five percent (5%) of the payment which is in default, but not more than the maximum amount permitted by applicable law.  Thereafter, for each thirty (30) days such payment or charge is not paid, Maker agrees to pay Holder an additional late charge equal to five percent (5%) of the amount of such payment or charge which has not been paid to Holder.

Upon an Event of Default the Note Rate shall be increased by five hundred (500) basis points (such increased rate, the “Default Rate”), computed from the date of the notice from Holder of the Event of Default as described in the Loan Agreement, subject to Maker’s cure of such Event of Default within thirty (30) days following notice from Holder of such Event of Default.  If such Event of Default is not cured within such thirty (30) day period, the Note Rate shall remain at five hundred (500) basis points above the Note Rate computed from the date of the notice from Holder of such Event of Default until the Event of Default has been cured. The intent of such provision is that following an Event of Default, and regardless of any intervening Events of Default until such initial Event of Default is cured, the Note Rate shall be increased only one time and, once cured, any succeeding Event of Default shall then again be governed by the provisions of this paragraph. In the event (i) Maker cures such Event of Default to the satisfaction of Holder in its sole discretion (which, with respect to a payment Event of Default, shall mean solely repayment by the Maker of amounts then due under this Note) and (ii) Holder elects not to exercise any of its other remedies upon such Event of Default, interest on the Loan shall return to the Note Rate, all as more particularly described in the Loan Agreement.

Maker will bear all taxes, fees and expenses (including actual attorneys’ fees and expenses of counsel of Holder) in connection with this Note.  If, at any time, a Default occurs or Holder becomes a party to any suit or proceeding in order to protect its interests or its rights under this Note, or if Holder is made a party to any suit or proceeding by virtue of this Note and as a result of any of the foregoing, Holder employs counsel to advise or provide other representation with respect to this Note, or to take any action in or with respect to any suit or proceeding relating to this Note, then in any such events, all of the actual attorneys’ fees arising from such services, including attorneys’ fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Maker to Holder payable on demand of Holder.  Such amounts shall constitute a portion of the Loan Obligations, shall be secured by the Collateral and shall bear interest at the Default Rate from the date advanced until repaid.

With respect to the amounts due pursuant to this Note, the Maker waives the following:

(1)                                 All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof;

(2)                                 Demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note except for notices expressly required by the Loan Documents; and

(3)                                 Any further receipt by or acknowledgment of any collateral now or hereafter deposited as security for the Loan.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest designated by applicable law, and in the event such payment is inadvertently paid by Maker or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal, unless Maker elects to have such excess sums refunded to Maker herewith.

It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of that which may be legally paid by Maker under applicable law.

Holder shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Holder.  All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently.  Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.  The obligations of Maker hereunder shall be binding upon and enforceable against Maker and its successors and assigns.

Any provisions of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

If Maker consists of more than one individual or entity, all obligations hereunder shall be joint and several.

Holder may, at its option, release any Collateral given to secure the indebtedness evidenced hereby or may release ay Guarantor of the indebtedness evidenced hereby, and no such release shall impair the obligations of Maker to Holder.

IN ANY SUIT UPON THIS NOTE THE VALIDITY, INTERPRETATION, ENFORCEMENT, AND EFFECT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY.  THE HOLDER’S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN THE STATE OF NEW JERSEY, AND THE MAKER AGREES THAT THIS NOTE SHALL BE HELD BY HOLDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS NOTE BY HOLDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF MAKER WITH THE STATE OF NEW JERSEY FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH STATE AND THE COUNTY OF HOLDER’S PRINCIPAL PLACE OF BUSINESS.  MAKER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS NOTE.  NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE OR THE LOAN DOCUMENTS, OR IN

CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF EITHER PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

EACH MAKER AGREES THAT HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT OF MAKER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Maker has caused this instrument to be properly executed and delivered as of the day and year first above written.

MAKER:

CSCC PROPERTY HOLDINGS, LLC, a Georgia limited liability company

By:	/s/ Christopher F. Brogdon
Name:	Christopher F. Brogdon
Title:	Manager

CSCC NURSING, LLC, a Georgia limited liability company

By:	/s/ Christopher F. Brogdon
Name:	Christopher F. Brogdon
Title:	Manager

SIGNATURE PAGE TO PROMISSORY NOTE - ADCARE - SENIOR